CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Directors and Shareholders of
Green Irons Holdings Corporation
Buffalo, New York

We hereby consent to the use in this Registration Statement of Green Irons Holdings Corporation Form SB-2/A, of our report, dated May 31, 2006, which includes an emphasis paragraph relating to an uncertainty as to the Companys ability to continue as a going concern, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the caption Experts in the Prospectus.



/s/ HJ & Associates, LLC
Salt Lake City, Utah
August 3, 2006